Exhibit 99.1

Blueknight Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

On June 29, 2018, Blueknight Energy Partners, L.P. (“the Partnership”) entered into a definitive agreement (the “Asphalt Terminals Agreement”) to sell certain asphalt terminals, storage tanks and related real property, contracts, permits, assets and other interests located in Lubbock and Saginaw, Texas and Memphis, Tennessee properties (the “Divestiture”) to Ergon Asphalt & Emulsion, Inc. (“Ergon A&E”) for a purchase price of $90.0 million, subject to customary adjustments. The Partnership closed the Divestiture on July 12, 2018. The Divestiture does not qualify as discontinued operations as it does not represent a strategic shift that will have a major effect on the Partnership’s operations or financial results.

Ergon A&E is an affiliate of Ergon, Inc. (“Ergon”), which indirectly owns (i) 100% of the General Partner and (ii) 27.5% of the limited partnership interests in the Partnership. Accordingly, the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) reviewed and approved the Asphalt Terminals Agreement in accordance with the Partnership’s procedures for approval of related party transactions and the provisions of the partnership agreement.

The unaudited pro forma condensed consolidated financial data of the Partnership was derived from historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the Divestiture occurred on March 31, 2018. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 give effect to the Divestiture as if it occurred as of January 1, 2017. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Partnership’s historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Partnership’s consolidated financial position and results of operations would have been had the Divestiture occurred on the dates indicated and is not necessarily indicative of the Partnership’s future consolidated financial position and results of operations.

The pro forma adjustments remove the Divestiture’s consolidated assets, liabilities and results of operations and also give effect to adjustments to reflect the cash proceeds from the Divestiture. The Partnership expects to use the cash proceeds to repay outstanding borrowings under its revolving credit facility.

BLUEKNIGHT ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET MARCH 31, 2018 (in thousands, except unit data)

	Historical	Pro Forma Adjustments for Activity of Disposed Assets		Pro Forma Adjusted for Activity of Disposed Assets	Pro Forma Adjustments for Proceeds used toward Debt Repayment		Unaudited Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$2,081	$88,538	(a)	$90,619	$(88,538)	(d)	$2,081
Other current assets	22,990	(53)	(c)	22,937	(4)	(e)	22,933
Total current assets	25,071	88,485		113,556	(88,542)		25,014
Property, plant and equipment, net	304,416	(16,972)	(a)	287,444	—		287,444
Other long-term assets	32,104	(5)	(c)	32,099	—		32,099
Total assets	$361,591	$71,508		$433,099	$(88,542)		$344,557
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$25,506	$124	(c)	$25,630	$—		$25,630
Long-term liabilities	4,638	—		4,638	—		4,638
Long-term debt	334,592	—		334,592	(88,538)	(d)	246,054
Commitments and contingencies
Partners’ capital:
Common unitholders (40,158,342 and 40,321,442 units issued and outstanding)	446,471	(179)	(b), (c)	446,292	(4)	(e)	446,288
Preferred Units (35,125,202 units issued and outstanding)	253,923	—		253,923	—		253,923
General partner interest (1.6% interest with 1,225,409 general partner units outstanding)	(703,539)	71,563	(a), (b), (c)	(631,976)	—		(631,976)
Total partners’ capital	(3,145)	71,384		68,239	(4)		68,235
Total liabilities and partners’ capital	$361,591	$71,508		$433,099	$(88,542)		$344,557

BLUEKNIGHT ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2018 (in thousands, except unit data)

	Historical	Pro Forma Adjustments for Activity of Disposed Assets		Pro Forma Adjusted for Activity of Disposed Assets	Pro Forma Adjustments for Proceeds used toward Debt Repayment		Unaudited Pro Forma Statement of Operations
Service revenue:
Third-party revenue	$17,318	$—	(f)	$17,318	$—		$17,318
Related-party revenue	6,321	(2,508)	(f)	3,813	—		3,813
Lease revenue:
Third-party revenue	9,804	—		9,804	—		9,804
Related-party revenue	7,703	(2,499)	(f)	5,204	—		5,204
Product sales revenue:
Third-party revenue	3,514	—		3,514	—		3,514
Total revenue	44,660	(5,007)		39,653	—		39,653
Costs and expenses:
Operating expense	31,135	(3,163)	(f)	27,972	—		27,972
Cost of product sales	2,637	—		2,637	—		2,637
General and administrative expense	4,221	(3)	(f)	4,218	—		4,218
Asset impairment expense	616	—		616	—		616
Total costs and expenses	38,609	(3,166)		35,443	—		35,443
Loss on sale of assets	(236)	—		(236)	—		(236)
Operating income(loss)	5,815	(1,841)		3,974	—		3,974
Other income (expenses):
Gain on sale of unconsolidated affiliate	2,225	—		2,225	—		2,225
Interest expense, net	(3,569)	—		(3,569)	1,140	(h)	(2,429)
Income(loss) before income taxes	4,471	(1,841)		2,630	1,140		3,770
Provision for income taxes	29	(13)	(g)	16	4	(i)	20
Net income(loss)	$4,442	$(1,828)		$2,614	$1,136		$3,750

Allocation of net income(loss) for calculation of earnings per unit:
General partner interest in net income(loss)	$231	$(30)		$201	$19		$220
Preferred interest in net income	$6,278	$—		$6,278	$—		$6,278
Net income (loss) available to limited partners	$(2,067)	$(1,798)		$(3,865)	$1,117		$(2,748)

Basic and diluted net income(loss) per common unit	$(0.05)	$(0.04)		$(0.09)	$0.02		$(0.07)

Weighted average common units outstanding - basic and diluted	40,289	—		40,289	—		40,289

BLUEKNIGHT ENERGY PARTNERS, L.P. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017 (in thousands, except unit data)

	Historical	Pro Forma Adjustments for Activity of Disposed Assets		Pro Forma Adjusted for Activity of Disposed Assets	Pro Forma Adjustments for Proceeds used toward Debt Repayment		Unaudited Pro Forma Statement of Operations
Service revenue:
Third-party revenue	$113,772	$(148)	(f)	$113,624	$—		$113,624
Related-party revenue	56,688	(20,263)	(f)	36,425	—		36,425
Product sales revenue:
Third-party revenue	11,479	—		11,479	—		11,479
Total revenue	181,939	(20,411)		161,528	—		161,528
Costs and expenses:
Operating expense	123,805	(13,943)	(f)	109,862	—		109,862
Cost of product sales	8,807	—		8,807	—		8,807
General and administrative expense	17,112	(16)	(f)	17,096	—		17,096
Asset impairment expense	2,400	—		2,400	—		2,400
Total costs and expenses	152,124	(13,959)		138,165	—		138,165
Loss on sale of assets	(975)	27	(f)	(948)	—		(948)
Operating income	28,840	(6,425)		22,415	—		22,415
Other income (expenses):
Equity earnings in unconsolidated affiliate	61	—		61	—		61
Gain on sale of unconsolidated affiliate	5,337	—		5,337	—		5,337
Interest expense, net	(14,027)	—		(14,027)	4,560	(h)	(9,467)
Income(loss) before income taxes	20,211	(6,425)		13,786	4,560		18,346
Provision for income taxes	166	84	(g)	250	13	(i)	263
Net income(loss)	$20,045	$(6,509)		$13,536	$4,547		$18,083

Allocation of net income(loss) for calculation of earnings per unit:
General partner interest in net income(loss)	$944	$(112)		$832	$75		$907
Preferred interest in net income	$25,115	$—		$25,115	$—		$25,115
Net income(loss) available to limited partners	$(6,014)	$(6,397)		$(12,411)	$4,472		$(7,939)

Basic and diluted net income(loss) per common unit	$(0.15)	$(0.17)		$(0.32)	$0.12		$(0.20)

Weighted average common units outstanding - basic and diluted	38,342	—		38,342	—		38,342

Blueknight Energy Partners, L.P.
Notes to the Condensed Consolidated Financial Statements
1.    Basis of Presentation
The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestiture as if it had occurred as of January 1, 2017, in the unaudited pro forma statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017, and on March 31, 2018, in the unaudited pro forma balance sheet. The Partnership agreed to sell the asphalt terminal properties for $90.0 million and incurred closing adjustments of $1.5 million to arrive at closing consideration of $88.5 million in cash, subject to customary post-closing adjustments.
The Partnership’s sale of the three asphalt terminals to Ergon A&E was accounted for as a transaction among entities under common control. As a result, the Partnership recorded the consideration received in excess of historical cost as a deemed contribution from the Partnership’s general partner.
2.    Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:
Balance Sheet
“Historical” represents the historical condensed consolidated balance sheet of the Partnership as of March 31, 2018.

(a)
Pro forma adjustment to remove the assets and liabilities sold in the Divestiture. The purchase price of $90.0 million was reduced by closing adjustments of $1.5 million through the balance sheet date.

(b)
Pro forma adjustment to reflect the impact of the change in valuation allowance recorded against the Partnership’s deferred tax assets due to the removal of the assets and liabilities sold in the Divestiture.

(c)	Pro forma adjustment to reflect the change in the tax provision associated with the assets and liabilities sold in the Divestiture.

(d)	Pro forma adjustment to reflect the cash proceeds from the Divestiture, which are assumed to be used toward the repayment of long-term debt.

(e)
Pro forma adjustment to reflect the impact of the change in the tax provision due to the repayment of long-term debt using the proceeds received from the assets and liabilities sold in the Divestiture.

Statement of Operations
“Historical” represents the historical condensed consolidated statements of operations of the Partnership for the three months ended March 31, 2018, and for the year ended December 31, 2017.

(f)	Pro forma adjustment to eliminate revenues and expenses of the assets sold in the Divestiture from the Partnership’s consolidated statements of operations.
(g) Pro forma adjustment to reflect the change in the tax provision associated with the assets and liabilities sold in the Divestiture.

(h)	Pro forma adjustment to reflect the reduction in interest expense as a result of the repayment of long-term debt with the proceeds from the Divestiture.

(i)	Pro forma adjustment to reflect the change in the tax provision associated with the repayment of long-term debt with the proceeds from the Divestiture.